SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WESTERN ASSET MUNICIPAL PARTNERS FUND INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Dear Shareholder,

You recently received proxy materials for the Annual Meeting of Shareholders of the Western Asset Municipal Partners Fund Inc. to be held on April 28, 2009.  Enclosed was either a Notice & Access Card or, if you’ve opted out of Notice & Access, a Voting Instruction  Form.  Unfortunately, these documents were mailed to you in error and Common Stockholders received documents applicable to Preferred Stockholders who received documents applicable to Common Stockholders.  Please disregard the proxy materials you previously received and use the enclosed corrected voting instruction form (and proxy statement) to vote your shares.  We apologize for any inconvenience this may have caused you.

WA Muni-RV